UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Source Capital, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOURCE CAPITAL, INC. 11601 Wilshire Boulevard, Suite 1200 Los Angeles, California 90025

PLEASE RESPOND TODAY

May 17, 2023

Dear Valued Shareholder,

We still need your help. We do not yet have your voting instructions recorded for the upcoming June 1st annual shareholder meeting of Source Capital, Inc. It is critical that we receive your vote. We hope to avoid the need to contact you with an additional follow-up letter.

The Board unanimously recommends that you vote “FOR” all proposals on the meeting agenda. Please help us today with this matter.

Best regards,

Rebecca D. Gilding

Secretary

Below are four proxy voting options set up for your convenience.

1.	Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-283-3192. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

For more information, please refer to the proxy statement, which can be found online at vote.proxyonline.com/fpa/docs/sourcecapital2023.pdf.

If you have any proxy related questions or would like to cast your proxy vote by phone, please call 1-800-283-3192 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.